Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 132 to Registration Statement No. 033-06516 on Form N-1A of our report dated February 22, 2016 relating to the financial statements and financial highlights of Fidelity Advisor Strategic Income Fund, a fund of Fidelity Advisor Series II, appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series II for the year ended December 31, 2015, and of our report dated August 19, 2016 relating to the financial statements and financial highlights of Fidelity Advisor Strategic Income Fund, a fund of Fidelity Advisor Series II, appearing in the Semi-Annual Report on Form N-CSR of Fidelity Advisor Series II for the six months ended June 30, 2016, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts

February 1, 2017